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EXHIBIT 10.12
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March 17, 2000

Matthew R. Miller
[ADDRESS]

Dear Matt:

     On behalf of Moai Technologies, Inc. (the "Company"), I am pleased to offer
                                                -------
you employment with the Company on the terms set forth below.

     The terms of your new position with the Company are as set forth below:

     1.  Position.  You will become President and Chief Operating Officer of the
         --------
Company and have overall operational responsibility for the Company, reporting to the Chief Executive Officer. You will be an officer of the Company. You will work at the Company's main location, or at other locations from time to time based on your manager's approval.

         You will be invited to participate in all Board of Directors meetings.

     2.  Start Date.  Your start date will be April 11, 2000.
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     3.  Salary.  You will be paid a monthly salary of $20,833.33, which is
         ------
equivalent to $250,000.00 on an annualized basis, payable in accordance with the Company's regular payroll policy. In addition, this position will be eligible for performance-based bonuses, which will be determined according to the company bonus plan.

     4.  Stock Option.  In connection with the commencement of your employment,
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the Company will grant you an option to purchase 1,200,000 shares of the
Company's Common Stock (approximately 3% of outstanding shares in the company) with an exercise price equal to the fair market value on the date of the grant. The number of shares subject to purchase shall be increased by all stock split related adjustments in the Company's shares in order to maintain the percentage of outstanding Company shares included in the option grant as of the start date. The option exercise price will be subject to approval by the Board of Directors. The option will vest at the rate of 1/5th on April 11, 2000 and 1/48th of the remaining shares per month thereafter (so that the option is fully vested after four years). Vesting will, of course, depend on your continued employment with the Company. The option will be an incentive stock option to the maximum extent allowed by the tax code and will be subject to the terms of the Company's 1997 or 2000 Stock Plan and the Stock Option Agreement between you and the Company.
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     5.   Benefits in the Event of Acquisition.
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          a.   Acceleration of Vesting.  In the event of an Acquisition of the
               -----------------------
Company (as defined below), (x) fifty percent of all unvested stock options or restricted stock held by you or committed to be issued to you will become vested on the closing of the Acquisition, and (y) all remaining unvested stock options or restricted stock held by you or committed to be issued to you will become vested upon the earliest to occur of: (i) the first anniversary of the closing of the Acquisition, assuming your continued service as an employee to the surviving company; (ii) the closing of the Acquisition, if you are not offered a position with the surviving company with at least the same salary and benefits and without any material diminution of responsibility, or if you are required to relocate your place of employment outside of San Francisco, California, to any location more than 35 miles from Redwood City, California, or if the surviving company fails to assume the Company's obligations under this Agreement, or if the Company or a successor to the Company materially breaches this Agreement (which breach remains uncured thirty (30) days after you provide written notice thereof); or (iii) after the Acquisition, the date on which your employment with the surviving company is terminated without Cause (as defined below) or you voluntarily terminate your employment with good reason (i.e., the reasons set forth in (ii) above).

          b.   Severance.  If the circumstances set forth in Section
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5(a)(y)(ii) or (iii) shall occur, you will also be entitled to receive within two weeks thereafter a lump sum payment equal to twelve months of salary, as well as continuation of all benefits described in Section 6(a) (other than incentive compensation) for twelve months from the date of termination.

          c.   Definitions.
               -----------

               (i)  An "Acquisition" means, at any time after the date of this
                        -----------
letter, the sale of all or substantially all of the Company's assets or any merger or similar transaction or series of transactions which result in the holders of the Company's capital stock immediately prior to such transaction owning less than 50% of the outstanding shares of the Company's capital stock following such transaction.

               (ii) "Cause" will exist at any time after the happening of one or
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more of the following events:

                    (A) Your willful misconduct or gross negligence in performance of your duties hereunder, including your refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not inconsistent with your position and duties, and such refusal to comply is not remedied within 10 working days after written notice from the Board of Directors, which written notice shall state that failure to remedy such conduct may result in termination for Cause;

                    (B) Dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including (without limitation) conviction of a felony; or

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                    (C) Your incurable material breach of any element of the
Company's Confidential Information and Invention Assignment Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

     6.     Benefits.
            --------

            a.  Insurance Benefits.  The Company will provide you with a variety
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of benefits, including medical, dental, vision, AD&D, and life insurance benefits, which you will be enrolled in at the time you become employed.

            b.  Vacation.  You will be entitled to 3 weeks paid vacation per
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year, pro-rated for the remainder of this calendar year. Vacation accrues according to the Company's regular accrual schedule.

     7.     Confidential Information and Invention Assignment Agreement.  Your
            -----------------------------------------------------------
acceptance of this offer and commencement of employment with the Company is contingent upon the execution, and delivery to an officer of the Company, of the Company's Confidential Information and Invention Assignment Agreement, a copy of which is enclosed for your review and execution (the "Confidentiality
                                                      ---------------
Agreement"), prior to or on your Start Date.
---------

     8.     Confidentiality of Terms.  You agree to follow the Company's strict
            ------------------------
policy that employees must not disclose, either directly or indirectly, any information, including any of the terms of this agreement, regarding salary, bonuses, or stock option allocations to any person, including other employees of the Company; provided, however, that you may discuss such terms with members of your immediate family and any legal, tax or accounting specialists who provide you with individual legal, tax or accounting advice ,or as may be required by law or in furtherance of your or your family's personal financial or business activities.

     9.     At-Will Employment.  Your employment with the Company will be on an
            ------------------
"at will" basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, without further obligation or liability.

     10.10. Proof of Right to Work.  For purposes of federal immigration law,
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you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

     We are all delighted to be able to extend you this offer and look forward to working with you. To indicate your acceptance of the Company's offer, please sign and date this letter in the space provided below and return it to me, along with a signed and dated copy of the Confidentiality Agreement. This letter, together with the Confidentiality Agreement, sets forth the

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terms of your employment with the Company and supersede any prior representations or agreements, whether written or oral. This letter may not be modified or amended except by a written agreement, signed by the Company and by you.

         This offer expires on close of business, Thursday, March 23.



                                    Very truly yours,

                                    MOAI TECHNOLOGIES, INC.



                                    By: /s/ Anne Perlman
                                        -------------------------------
                                        Anne Perlman, CEO and President


ACCEPTED AND AGREED:


MATTHEW R. MILLER

/s/ Matthew R. Miller
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Signature


___________________________
Date

Enclosure:  Confidential Information and Invention Assignment Agreement

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